Exhibit 5.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

May 15, 2025 Citigroup Inc. 388 Greenwich Street New York, New York 10013

Ladies and Gentlemen:

Citigroup Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-270327 and 333-270327-01) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, debt securities of the Company. Such securities include, among other securities, the Company’s Medium-Term Senior Notes, Series G (the “Notes”), to be issued from time to time pursuant to the senior debt indenture dated as of November 13, 2013 as supplemented by the First Supplemental Indenture dated as of February 1, 2016, the Second Supplemental Indenture dated as of December 29, 2016, the Third Supplemental Indenture dated as of June 26, 2017, the Fourth Supplemental Indenture dated as of June 27, 2019 and the Fifth Supplemental Indenture dated as of December 18, 2023 (as may be supplemented from time to time and in effect as of the date hereof, the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

We, as your special products counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when (A) the specific terms of particular Notes have been duly authorized and established in accordance with the Indenture, (B) in the case of Notes represented by a master global note duly executed and authenticated in accordance with the Indenture, (i) such Notes have been duly issued in accordance with the Indenture, (ii) the Trustee and/or a duly appointed paying agent has made, in accordance with instructions of the Company, appropriate entries or notations in its records relating to the master global note that represents such Notes and (iii) such Notes have been delivered in accordance with the applicable

Citigroup Inc.	2	May 15, 2025

underwriting or other distribution agreement against payment therefor and (C) in the case of Notes represented by a global note (other than a master global note), such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other distribution agreement against payment therefor, such Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or any similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such Note, (i) the terms of such Note shall have been duly established under the Indenture, the Board of Directors (or a duly authorized committee thereof) of the Company shall have duly authorized the issuance and sale of such Note and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the effectiveness of the Registration Statement under the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, shall not have been terminated or rescinded; (iv) the Indenture and the Notes have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid, binding and enforceable agreement of the Trustee; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Note. We have also assumed that the terms of any Note whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such Note (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

In connection with our opinion above, we note that, as of the date of this opinion, a judgment for money in an action based on Notes payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Note is payable into United States dollars will depend upon various factors, including which court renders the judgment.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that we express no opinion as to the application of state securities or Blue Sky laws to the Notes.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Company with the Commission on the date hereof and its incorporation by reference into the Registration Statement. In addition, if a pricing supplement relating to the offer and sale of any particular Note or Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion

Citigroup Inc.	3	May 15, 2025

substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Inc., [when the notes offered by this pricing supplement have been executed and issued by Citigroup Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor] [when the notes offered by this pricing supplement have been issued by Citigroup Inc. pursuant to the indenture, the trustee and/or paying agent has made, in accordance with instructions from Citigroup Inc., appropriate entries or notations in its records relating to the master global note that represents such notes and such notes have been delivered against payment therefor], such notes will be valid and binding obligations of Citigroup Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the notes. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 15, 2025, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 15, 2025, that the indenture and the notes have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid, binding and enforceable agreement of, the trustee and that the terms of the notes and the issuance, execution, delivery and performance by Citigroup Inc. of the notes do not contravene, or constitute a default under, any judgment, injunction, order or decree or any agreement or other instrument binding upon Citigroup Inc. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP